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                       Right Management Consultants, Inc.

            Exhibit 11 - Consolidated Earnings Per Share Calculation

                         For the Year Ended December 31,

                                        1995                   1994
                                        ----                   ----
Earnings per common share
Primary and Fully Diluted EPS:


Primary EPS
- -----------

Net income                            $7,819,000             $5,714,000
                                      ==========             ==========

Weighted average number of shares
issued and outstanding                 3,989,000              3,947,000

Dilutive effect (excess of number
of shares issuable over number
of shares assumed to be
using the average market price
during the period) of
outstanding options                      204,000                136,000
                                      ----------             ----------



Adjusted weighted average number
of shares outstanding                  4,193,000              4,083,000
                                      ==========             ==========

Earnings per common share             $     1.86             $     1.40
                                      ==========             ==========



Fully Diluted EPS
- -----------------

Net income                            $7,819,000             $5,714,000
                                      ==========             ==========

Weighted average number of shares
issued and outstanding                 3,989,000              3,947,000

Dilutive effect (excess of number
of shares issuable over number
of shares assumed to be
using the market price at the
end of the period) of
outstanding options
                                         274,000                139,000
                                      ----------             ----------


Adjusted weighted average number
of shares outstanding                  4,263,000              4,086,000
                                      ==========             ==========

Earnings per common share             $     1.83             $     1.40
                                      ==========             ==========